UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

BIO-CARBON SYSTEMS INTERNATIONAL INC.
(Exact name of Company as specified in its charter)

Nevada	000-53809	27-0531073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

123 March Street, Suite 202, Sault Ste Marie, Ontario, Canada (Address of Principal Executive Offices)	P6A 2Z5 (Zip code)

Company’s telephone number, including area code: 705 253 5096

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the Company under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

FORWARD LOOKING STATEMENTS
There are statements in this current report that are not historical facts. These "forward-looking statements" can be identified by use of terminology such as "believe," "hope," "may," "anticipate," "should," "intend," "plan," "will,”, “would”, "expect," "estimate," "project," "positioned," "strategy" and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire current report carefully, especially the risks discussed under Risk Factors." Although management believes that the assumptions underlying the forward looking statements included in this current report are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this current report will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Bio-Carbon Systems International Inc. on July 8, 2010, in order to include Exhibit 99.1 – the Master Supply Agreement - Consulting Services with TransCanada Energy Ltd.

Item 1.01 Entry into a Material Definitive Agreement

Effective July 1, 2010, Bio-Carbon Systems International Inc. (the “Company”, “we” or “us”) entered into a Master Supply Agreement – Consulting Services (the “Agreement”) with TransCanada Energy Ltd. (“TCE”)

Under the terms of the Agreement, the Company will provide various consulting services to TCE on an as-needed basis. The term of the Agreement expires on April 30, 2013. Under the Agreement, we will be engaged to provide TCE with services that may include, but are not limited to, the following:
• Organizing and sub-contracting external parties in connection with the planning, coordination and completion of aerial imagery sub-contracts;
• Reviewing sub contract imagery deliverables and performing forest inventory work;
• Creating carbon models based on forest inventory;
• Creating carbon offset model;
• Developing and refining offset project documents;
• Creating and presenting information about projects to stakeholders;
• Creating offset protocols/ methodologies; and
• Conducting feasibility assessments.

On July 7, 2010, the Company received a first advance payment from TCE under the Agreement, in the amount of $27,000. This sum was paid by TCE to cover the costs of an aerial photography project over a woodlot in northern Ontario, as well as the associated costs for establishing an inventory of the carbon stocks on that property, for use in the creation of carbon credits under voluntary and/or regulated systems.

TCE is a member of the TransCanada group of companies. TransCanada owns, or has interests in, over 11,700 megawatts of power generation in Canada and the United States. TransCanada's common shares trade on the Toronto and New York stock exchanges under the symbol TRP. TCE TransCanada's network of wholly owned natural gas pipelines extends more than 60,000 kilometres (37,000 miles), tapping into virtually all major gas supply basins in North America. TransCanada is one of the continent's largest providers of gas storage and related services with approximately 380 billion cubic feet of storage capacity.

EXHIBITS

Exhibit No. Description

99.1 Master Supply Agreement-Consulting Services with TransCanada Energy Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2010

BIO-CARBON SYSTEMS INTERNATIONAL INC. By: Luc Duchesne President & CEO

EXHIBIT 99.1

Master Supply Agreement-Consulting Services with TransCanada Energy Ltd.